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                                                                  EXHIBIT 10.11




Grant Douglas Publishing, Inc.

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT made this May, day of 14, 1998 by and between Grant Douglas Publishing, Inc.
2232 E. Semoran Blve.
Apopka, Florida 32703
Telephone (407) 884-0444

a Florida Corporation (hereinafter referred to as "GDP") and Revenge Marine (hereinafter referred to as "COMPANY"), collectively SRI and COMPANY hereinafter referred to as "the parties."

WITNESSETH:

WHEREAS, COMPANY wishes to utilize Opportunist magazine for the purpose of advertising and/or publishing of information in various publications produced by
(GDP) and in consideration thereof;

1. GDP agrees to provide the following, in various publications, See ADDENDA A with written copy and or final film to be provided by COMPANY, GDP will send and or forward to COMPANY all inquiry information received by GDP.
2. COMPANY agrees to pay GDP a fee in U.S. funds or other valuable consideration for the above mentioned services in the total amount of 118,000 free trading shares. See Addenda B for the terms on free trading stock.
3. This agreement is non-cancelable and the full total amount of the above mentioned compensation or fee shall become immediately due and payable to GDP in the event of any default by Company, GDP shall not be obligated hereunder to insert, place or publish COMPANY'S advertisement or information in Opportunist Magazine and the full and total amount of the above mentioned compensation or fee shall remain due and payable to GDP.
4. This agreement may be executed in counterparts, not withstanding the date or dates upon which this agreement is executed and delivered by any of the parties and shall be deemed to be an original and all of which will constitute on and the same agreement, effective as of the reference date first written above. The fully executed telecopy (fax) version of this agreement shall be construed by all parties hereto as an original version of said agreement.
5. In the event that either party is in default of the terms and conditions of this agrement and legal action is initiated or suiet be entered as a result of such default, the pervailling party shall be entitled to recover all costs incurred as a result of such default, including all costs, reasonably attorney fees, expenses in cout coss through trial, appeal and to final disposition.

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6.       It is mutually agreed by and between the parties that this agreement is governed and construed under the laws of the State of Florida, County of Orange which courts shall have jurisdiction over all matter and disputes related hereto.

IN WITNESS WHEREOF, the parties have set their hands on execution of this agreement.

For and in Behalf of COMPANY;
/s/ William C. Robinson
William C. Robinson
President
5/14/98

For and in Behalf of GDP;
/s/ Roy Meadows
Roy Meadows, President
5/14/98


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Grant Douglas Publishing, Inc.
"ADDENDA B"
Date: 5/14/98

1. It is mutual agreed by and between the parties hereto, that in the event of GDP opts or agrees to accept shares of COMPANY's free trading stock now as full or partial payment for any part or portion of GDP/s compensation or fee under this agreement, that the number of such shares necessary for such equal value alternative compensation shall be determined pursuant to a formulas or computation that discounts the stock from the bid price at the rate of 50% bases solely upon the bid as of the date of execution of the agreement or such other subsequent written agreement to accept said stock as alternative compensation.

2. COMPANY acknowledges and agrees GDP shall not provide or continue to provide service until all fees are paid. COMPANY acknowledges that it has verified with its corporate council, accountants, corporate officers, board of directors, executive decision makers, and appropriate stock exchanges that said stock can, in fact, be timely delivered to GDP as agreed.

3. COMPANY agrees that in the event the stock has not been received in GDP's account within (10) ten days of the dated of execution of this agreement or any subsequent written agreements related hereto, COMPANY shall pay to GDP in U.S. funds an additional amount dqual to 5% of such equal value alternative compensation as liquidated damages. This shall contined for each and every 10 day period that said stock is not received by GDP. Said funds to be wired to GDP, without notice, within (3) three days of any such default.

4. Time period for options begins when S&P or Moodys is current financial statements, DTC sheets, current shareholder list and payment per contract is received.

For and in Behalf of COMPANY;
/s/ William C. Robinson
William C. Robinson
President
5/14/98
For and in Behalf of GDP;
/s/ Roy Meadows
Roy Meadows, President
5/14/98